Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880                                Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

ANNOUNCES 2007 FINANCIAL RESULTS,

PROVIDES DETAIL ON ACCOUNTING FOR LITIGATION

AND ANNOUNCES CONFERENCE CALL

WAKEFIELD, MASSACHUSETTS, March 4, 2008 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and year ended December 31, 2007. The Company’s financial results reflect non-cash charges required by generally accepted accounting principles as a result of the previously announced settlement of the litigation among PDG, P.A., PDHC, Ltd., one of the Company’s subsidiaries, and the Company effective February 29, 2008.

Comparing the fourth quarter of 2007 with the fourth quarter of 2006:

•	Net revenue was $79,583,000 as compared to $54,931,000, an increase of 45%.

•

Earnings (losses) from operations were $(27,016,000) as compared to $4,930,000. Excluding expenses related to the PDG litigation (discussed below), earnings from operations were $7,544,000 as compared to $5,527,000, an increase of 36%.

•

Net earnings (losses) were $(18,824,000) as compared to $2,746,000. Excluding expenses related to the PDG litigation and deferred financing costs (discussed below), net earnings were $3,056,000 as compared to $3,117,000, a decrease of 2%.

•

Diluted net earnings (losses) per share were $(1.41) as compared to $0.21. Excluding expenses related to the PDG litigation and deferred financing costs (discussed below), diluted net earnings per share were $0.23 as compared to $0.24, a decrease of 4%.

•

Diluted cash net earnings (losses) per share were $(1.31) as compared to $0.28. Excluding expenses related to the PDG litigation and deferred financing costs (discussed below), diluted cash net earnings per share were $0.33 as compared to $0.30, an increase of 10%.

Comparing the twelve months of 2007 with the same period in 2006:

•	Net revenue was $278,755,000 as compared to $217,917,000, an increase of 28%.

•

Earnings (losses) from operations were $(6,354,000) as compared to $20,182,000. Excluding expenses related to the PDG litigation (discussed below), earnings from operations were $30,380,000 as compared to $21,752,000, an increase of 40%.

•

Net earnings (losses) were $(7,716,000) as compared to $11,134,000. Excluding expenses related to the PDG litigation and deferred financing costs (discussed below), net earnings were $15,506,000 as compared to $12,089,000, an increase of 28%.

•

Diluted net earnings (losses) per share were $(0.58) as compared to $0.86. Excluding expenses related to the PDG litigation and deferred financing costs (discussed below), diluted net earnings per share were $1.16 as compared to $0.94, an increase of 23%.

•

Diluted cash net earnings (losses) per share were $(0.26) as compared to $1.11. Excluding expenses related to the PDG litigation and deferred financing costs (discussed below), diluted cash net earnings per share were $1.47 as compared to $1.19, an increase of 24%.

PDG Litigation Accounting – 2007 Impact

Pursuant to Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, the Company recognized non-cash litigation settlement expense of $30,968,000 in the quarter comprised of $39,968,000 as the estimated fair value of the assets transferred to PDG in the settlement offset by $9,000,000 of the $19,000,000 due to the Company under the transition services agreement which is deemed to be the amount in excess of the fair market value of the services to be provided under the transition services agreement. The Company also recognized professional fees associated with the litigation of $1,557,000 and $3,731,000 for the quarter and year ended December 31, 2007, respectively, as compared to $597,000 and $1,570,000 for the quarter and year ended December 31, 2006, respectively.

Pursuant to Emerging Issues Task Force Issue No. 98-14, Debtor's Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements, as a result of the previously announced forbearance agreements with its lenders, the Company was required to expense $851,000 of previously capitalized deferred financing costs.

Pro forma disclosures of these expenses are included in the Supplemental Operating Data of this press release.

PDG Litigation Accounting – Expected 2008 Impact

Pursuant to Statement of Financial Accounting Standards No. 144 (“SFAS 144”), Accounting for the Impairment or Disposal of Long-Lived Assets, the Company will recognize the transfer of the assets to PDG in the first quarter of 2008. The fair value of the assets transferred to PDG as part of the litigation settlement is in excess of the book value of the assets. At December 31, 2007, the book value of the assets transferred to PDG was approximately $7,300,000. As a result, the Company will recognize a gain of approximately $32,000,000 which will be adjusted for the book value of the assets transferred on February 29, 2008. The Company will recognize net revenue of $10,000,000 for the transition management services to be provided to PDG over the period from January 1, 2008 to September 30, 2008. Pursuant to SFAS 144, the Company has tested and determined, based on the six dental facilities and service agreement it has entered into with the doctor group in these locations, that the intangible asset related to service agreements of $3,466,000 as of December 31, 2007 is recoverable and therefore no impairment expense is necessary.

Operating Information – Quarter and Year 2007

Patient revenue of the Company’s affiliated dental group practices increased 38% to $118,025,000 for the quarter, which includes $112,845,000 from dental group practices which are affiliated with the Company by means of service agreements and $5,180,000 from Arizona’s Tooth Doctor for Kids. Same market patient revenue growth was 11% for the quarter. Patient revenue of the Company’s affiliated dental group practices increased 24% to $418,471,000 for the year, which includes $396,045,000 from dental group practices which are affiliated with the Company by means of service agreements and $22,426,000 from Arizona’s Tooth Doctor for Kids. Same market patient revenue growth was 10% for the year.

Cash flow from operations was $5,982,000 for the quarter and $25,574,000 for the year. Capital expenditures were $3,987,000 for the quarter and $11,276,000 for the year. The Company completed two de novo facilities and expanded and/or relocated four dental facilities during the quarter. During the year, the Company completed five de novo facilities and expanded and/or relocated 16 dental facilities.

Amounts paid for acquisitions and affiliations, including affiliation costs and deferred and contingent payments, were $1,094,000 for the quarter and $121,576,000 for the year. During the quarter, the Company completed two in-market affiliations, which were combined with an existing platform affiliated practice in Texas. During the year, the Company completed four platform affiliations and ten in-market affiliations which were combined with existing platform affiliated practices in Maryland, Missouri, New York, Texas and Wisconsin. Affiliations and acquisitions completed during 2007 generated approximately $36,000,000 of patient revenue from date of affiliation and generate patient revenue of approximately $109,000,000 on an annualized basis.

For the year ended December 31, 2007, the former Park Dental business, comprising 31 dental facilities, generated approximately $89,000,000 in patient revenue and generated approximately $64,000,000 of net revenue, $15,000,000 of earnings before interest, taxes, depreciation and amortization and $13,000,000 of earnings from operations to the Company. As part of the settlement of the PDG litigation, the Company transferred 25 of 31 dental facilities to PDG and retained six of the dental facilities as well as its Minneapolis-based management team.

Operating Information – 2008 Expectations

As part of the settlement of litigation with PDG, the Company has entered into a transition services agreement with PDG in which PDG will pay the Company $19,000,000 for continuing interim management services through September 30, 2008. Of this amount, $10,000,000 will be recognized as net revenue in 2008 from January to September 2008. The remainder was recognized in the fourth quarter of 2007 as an offset to the non-cash settlement charge. PDG is obligated to pay this transition management services fee in 12 equal monthly installments in 2008 irrespective of whether it utilizes such services.

The Company’s amended revolving credit facility and term loan became effective concurrent with settlement of the PDG litigation, and as a result, the Company has a $75,000,000 revolving credit facility with $46,374,000 drawn, including outstanding letters of credit, at March 4, 2008 and a $100,000,000 term loan, both of which will mature in June 2009. The amended facilities permit the Company to borrow up to $15,000,000 annually for capital expenditures, $15,000,000 annually for acquisitions and up to $13,000,000 for earnout and contingent payments on previously completed acquisitions, subject to various covenant limitations.

The Company anticipates that cash flow from operations and borrowing availability under its revolving credit facility will provide sufficient capital to continue reinvestment in its affiliated dental groups in 2008. The Company expects capital expenditures of approximately $10,000,000 for the year which will include eight de novo and relocated dental facilities. While the Company does not expect affiliation activities to be at the level experienced in 2007, its pipeline of potential affiliations remains active. Implementation of the Company’s proprietary practice management system, Improvis, will continue in 2008. At year end 2007, 93 of its dental facilities were operational on Improvis, and the Company expects to implement Improvis at up to an additional 100 dental facilities in 2008.

A conference call will be held on Wednesday, March 5, 2008 at 1:00 p.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. The webcast will be available on the website for seven days.

Cash net earnings and pro forma adjustments for litigation contingencies and debtor accounting are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G. Management believes these non-GAAP financial measures are useful to an investor in assessing the Company’s on-going operations.

American Dental Partners is one of the nation's leading business partners to dental group practices. The Company is affiliated with 26 dental group practices which have 241 dental facilities with approximately 2,101 operatories located in 18 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the possibility that we may not realize the benefits expected from our acquisition and affiliation strategy, economic, regulatory and/or other factors outside the control of the Company, which are detailed from time to time in the “Risk Factors” section of the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2006.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net revenue	$79,583	$54,931	$278,755	$217,917
Operating expenses:
Salaries and benefits	35,516	23,460	119,411	91,282
Lab fees and dental supplies	11,979	8,455	43,209	35,066
Office occupancy expenses	9,163	6,663	31,457	26,404
Other operating expenses	6,533	4,703	23,400	19,084
General corporate expenses (1)	3,560	2,724	14,427	11,126
Depreciation expense	2,887	2,030	9,422	7,845
Amortization of intangible assets	2,401	1,369	7,049	5,358
Litigation expense (1)	34,560	597	36,734	1,570

Total operating expenses	106,599	50,001	285,109	197,735

Earnings from operations	(27,016)	4,930	(6,354)	20,182
Interest expense, net	3,227	445	5,253	1,848
Minority interest	41	54	390	54

Earnings before income taxes	(30,284)	4,431	(11,997)	18,280
Income taxes	(11,460)	1,685	(4,281)	7,146

Net earnings	$(18,824)	$2,746	$(7,716)	$11,134

Net earnings per common share:
Basic	$(1.47)	$0.22	$(0.61)	$0.91

Diluted	$(1.41)	$0.21	$(0.58)	$0.86

Weighted average common shares outstanding:
Basic	12,812	12,345	12,681	12,301

Diluted	13,337	13,022	13,312	12,916

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$6,376	$1,386
Accounts receivable, net (2)	23,621	16,939
Other current assets	22,284	6,860

Total current assets	52,281	25,185

Property and equipment, net	60,445	46,460

Other non-current assets:
Goodwill	70,602	23,091
Intangible assets, net	179,969	101,113
Other assets	3,845	537

Total non-current assets	254,416	124,741

Total assets	$367,142	$196,386

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses (2)	$40,524	$29,917
Accrued litigation expense	30,968	—
Other current liabilities	63	—
Current maturities of debt	188	81

Total current liabilities	71,743	29,998

Non-current liabilities:
Long-term debt	140,986	33,807
Other liabilities	38,616	16,216

Total non-current liabilities	179,602	50,023

Total liabilities	251,345	80,021

Minority Interest	894	54

Commitments and contingencies
Stockholders' equity	114,903	116,311

Total liabilities and stockholders' equity	$367,142	$196,386

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Pro forma consolidated statement of income

for the three months ended December 31, 2007 and 2006

	Three Months Ended December 31,
	2007	Pro forma adjustments*	Pro forma 2007	2006	Pro forma adjustments*	Pro forma 2006	Change in pro forma results
Net revenue	$79,583	$—	$79,583	$54,931	$—	$54,931	45%
Operating expenses:
Salaries and benefits	35,516	—	35,516	23,460	—	23,460	51%
Lab fees and dental supplies	11,979	—	11,979	8,455	—	8,455	42%
Office occupancy expenses	9,163	—	9,163	6,663	—	6,663	38%
Other operating expenses	6,533	—	6,533	4,703	—	4,703	39%
General corporate expenses	3,560	—	3,560	2,724	—	2,724	31%
Depreciation expense	2,887	—	2,887	2,030	—	2,030	42%
Amortization of intangible assets	2,401	—	2,401	1,369	—	1,369	75%
Litigation expense	34,560	34,560	—	597	597	—	—

Total operating expenses	106,599	34,560	72,039	50,001	597	49,404	46%

Earnings from operations	(27,016)	(34,560)	7,544	4,930	(597)	5,527	36%
Interest expense, net	3,227	851	2,376	445	—	445	434%
Minority interest	41	—	41	54	—	54	-24%

Earnings before income taxes	(30,284)	(35,411)	5,127	4,431	(597)	5,028	2%
Income taxes	(11,460)		2,071	1,685		1,911	8%

Net earnings	(18,824)		3,056	2,746		3,117	-2%
Amortization of service agreements, net of tax	1,370		1,312	846		846	55%

Cash net earnings	$(17,454)		$4,368	$3,592		$3,963	10%

Diluted net earnings per common share:	$(1.41)		$0.23	$0.21		$0.24	-4%

Diluted cash net earnings per common share:	$(1.31)		$0.33	$0.28		$0.30	10%

* Pro forma adjustments include the following:
PDG litigation expenses:
Estimated fair value of assets to be transferred		$39,968			$—
Interim management fee in excess of fair value		(9,000)			—
Forgiveness of outstanding accounts receivable		2,035			—
Professional fees associated with litigation		1,557			597

Total litigation expense		$34,560			$597

Expense of capitalized deferred financing costs:		$851			$—

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Pro forma consolidated statement of income

for the twelve months ended December 31, 2007 and 2006

	Twelve Months Ended December 31,
	2007	Pro forma adjustments*	Pro forma 2007	2006	Pro forma adjustments*	Pro forma 2006	Change in pro forma results
Net revenue	$278,755	$—	$278,755	$217,917	$—	$217,917	28%
Operating expenses:
Salaries and benefits	119,411	—	119,411	91,282	—	91,282	31%
Lab fees and dental supplies	43,209	—	43,209	35,066	—	35,066	23%
Office occupancy expenses	31,457	—	31,457	26,404	—	26,404	19%
Other operating expenses	23,400	—	23,400	19,084	—	19,084	23%
General corporate expenses	14,427	—	14,427	11,126	—	11,126	30%
Depreciation expense	9,422	—	9,422	7,845	—	7,845	20%
Amortization of intangible assets	7,049	—	7,049	5,358	—	5,358	32%
Litigation expense	36,734	36,734	—	1,570	1,570	—	—

Total operating expenses	285,109	36,734	248,375	197,735	1,570	196,165	27%

Earnings from operations	(6,354)	(36,734)	30,380	20,182	(1,570)	21,752	40%
Interest expense, net	5,253	851	4,402	1,848	—	1,848	138%
Minority interest	390	—	390	54	—	54	622%

Earnings before income taxes	(11,997)	(37,585)	25,588	18,280	(1,570)	19,850	29%
Income taxes	(4,281)		10,082	7,146		7,761	30%

Net earnings	(7,716)		15,506	11,134		12,089	28%
Amortization of service agreements, net of tax	4,280		4,034	3,255		3,255	24%

Cash net earnings	$(3,436)		$19,540	$14,389		$15,344	27%

Diluted net earnings per common share:	$(0.58)		$1.16	$0.86		$0.94	23%

Diluted cash net earnings per common share:	$(0.26)		$1.47	$1.11		$1.19	24%

* Pro forma adjustments include the following:
PDG litigation expenses:
Estimated fair value of assets to be transferred		$39,968			$—
Interim management fee in excess of fair value		(9,000)			—
Forgiveness of outstanding accounts receivable		2,035			—
Professional fees associated with litigation		3,731			1,570

Total litigation expense		$36,734			$1,570

Expense of capitalized deferred financing costs:		$851			$—

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Selected statistical data

	December 31,
	2007	Pro forma 2007 (3)	2006
Number of dental facilities	266	241	209
Number of operatories (4)	2,357	2,101	1,944
Number of affiliated dentists (5)	611	534	470

Patient revenue and same market patient revenue growth (6)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2007	2006		2007	2006
Patient revenue of affiliated practices:
Platform dental group practices affiliated with us in both periods of comparison	$93,099	$83,909	11%	$363,508	$331,434	10%
Platform dental group practices that affiliated with us during periods of comparison	24,926	1,609	1449%	54,963	5,967	821%

Total patient revenue	118,025	85,518	38%	418,471	337,401	24%
Patient revenue of Arizona’s Tooth Doctor for Kids	5,180	1,539	237%	22,426	1,539	1357%

Patient revenue of platform dental group practices affiliated with us by means of service agreements	112,845	83,979	34%	396,045	335,862	18%
Amounts due to us under service agreements	73,008	52,365	39%	251,241	211,877	19%

Amounts retained by platform dental group practices affiliated with us by means of service agreements	$39,837	$31,614	26%	$144,804	$123,985	17%

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(1)	Professional fees associated with the litigation among PDG, P.A., PDHC, Ltd., one of the Company’s subsidiaries, and the Company of $597,000 for the three months ended December 31, 2006 and $1,570,000 for the twelve months ended December 31, 2006, has been reclassified from general corporate expense to litigation expense to conform to the 2007 presentation.

(2)	Amounts due to the affiliated practices of $566,000 as of December 31, 2006 has been reclassified from accounts receivable, net to accounts payable to conform to the 2007 presentation.

(3)	On February 29, 2008, the Company completed the previously announced settlement agreement with PDG, P.A., related to the litigation among PDG, P.A., PDHC, Ltd., one of the Company’s subsidiaries, and the Company. These statistics reflect the assets transferred as part of the settlement.

(4)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.

(5)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices, including Arizona’s Tooth Doctor for Kids.

(6)	Includes patient revenue of affiliated dental group practices which are not consolidated with the Company’s financial results and patient revenue of Arizona’s Tooth Doctor for Kids which is consolidated with the Company’s financial results.